UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2011

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2501 McGavock Pike, Suite 1000, Nashville, Tennessee		37214
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On Wednesday, June 1, 2011, Kirkland’s, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at that Annual Meeting is set forth below.

Proposal 1. The shareholders elected two nominees for director each to serve for a three-year term expiring at the 2014 annual meeting or until their successors are elected and qualified based on the following votes:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
Robert E. Alderson	16,384,856	140,299	2,092,584
Carl T. Kirkland	16,180,309	344,846	2,092,584

Proposal 2. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012 based on the following votes:

	For	Against	Abstain
Total Shares Voted	18,359,096	256,617	2,026

Proposal 3. The shareholders ratified the advisory vote on executive compensation:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	16,154,827	333,066	37,262	2,092,584

Proposal 4. The shareholders ratified frequency of once every year for the frequency of shareholder advisory votes on executive compensation:

	1 Year	Two Years	Three Years	Abstain
Total Shares Voted	15,049,232	6,524	1,431,896	37,503

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

June 7, 2011	By:	/s/ W. Michael Madden

Name: W. Michael Madden
Title: Senior Vice President and Chief Financial Officer